As filed with the Securities and Exchange Commission on November 7, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
POLARIS INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	41-1790959
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
2100 Highway 55
Medina, Minnesota 55340
Telephone: (763) 542-0500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Lucy Clark Dougherty
SVP - General Counsel and Secretary
Polaris Inc.
2100 Highway 55
Medina, Minnesota 55340
Telephone: (763) 542-0500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copy to:
Yasin Keshvargar
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Telephone: (212) 450-4000
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Polaris Inc.

Debt Securities
Polaris Inc. (“Polaris”) may, from time to time, offer and sell debt securities in one or more series. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain the specific terms of the debt securities offered. The prospectus supplements will also describe the specific manner in which we will offer the debt securities. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest.
The debt securities may be offered and sold to or through underwriters, brokers, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the debt securities, their names, and any applicable purchase price, fee, commission, discount or other compensation arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.
This prospectus may not be used to offer and sell debt securities unless accompanied by a prospectus supplement.

Investing in our debt securities involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 7, 2023.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus filed by us with the U.S. Securities and Exchange Commission (the “SEC”). We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the debt securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement and any free writing prospectus or any document incorporated by reference is accurate as of any date other than the respective dates on the front of such documents. Our business, properties, financial condition, results of operations and prospects may have changed since those dates.
This prospectus does not constitute an offer to sell, or an invitation on our behalf, to subscribe to or purchase any of the debt securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC under a “shelf” registration process. Under this shelf registration process, we may, at any time and from time to time, sell in one or more offerings the debt securities described in this prospectus. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
The prospectus supplement will describe: the terms of the debt securities offered, the price to the public, the price paid to us for the debt securities, the net proceeds to us, the manner of distribution, any underwriting compensation and the other specific material terms related to the offering of those debt securities. For more detail on the terms of the debt securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.
Unless expressly indicated or the context otherwise requires, the terms “Company,” “we,” “us,” and “our” in this prospectus refer to Polaris and its consolidated subsidiaries. References to “debt securities” include any security that we might sell under this prospectus or any prospectus supplement. References to “$” and “dollars” are to United States dollars.
This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
Because Polaris is a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), we may add to and offer additional debt securities by filing a prospectus supplement with the SEC at the time of the offer.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. Our filings are also available, free of charge, on our website at https://ir.polaris.com/home. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).
Polaris filed a registration statement on Form S-3 to register with the SEC the debt securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our debt securities. You may review and obtain a copy of the registration statement and the exhibits that are a part of the registration statement through the SEC’s website or our website. You can also call or write us for a copy as described below.
The SEC allows us to incorporate by reference into this document the information we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus. The information incorporated by reference is considered to be part of this prospectus. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference the documents listed below:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 17, 2023 (the “Annual Report”);
•
our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2023, filed on April 25, 2023, for the quarterly period ended June 30, 2023, filed on July 25, 2023, and for the quarterly period ended September 30, 2023, filed on October 24, 2023;

•	our Definitive Proxy Statement on Schedule 14A filed on March 15, 2023 (solely to the extent incorporated by reference into our Annual Report); and
•	our Current Reports on Form 8-K filed on May 1, 2023, July 28, 2023, October 26, 2023, and November 7, 2023.
We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K), on or after the date of this prospectus until we have terminated the offering. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC. Information that becomes a part of this prospectus after the date of this prospectus will automatically update and may replace information in this prospectus and information previously filed with the SEC. Any statement so updated or replaced will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Notwithstanding the foregoing paragraphs, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.
We will provide to each person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents, upon written or oral request and at no cost to the requester. Requests should be made by writing or telephoning us at the following address:
Polaris Inc.
2100 Highway 55
Medina, Minnesota 55340
Telephone: 763-542-0500
Attention: Investor Relations

FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” can generally be identified in this prospectus, any accompanying prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein because the context of the statement will include words such as “believes,” “should,” “anticipates,” “expects,” “estimates” or words of similar import. Similarly, statements that describe our future plans or trends, objectives or goals, such as future sales, shipments, inventory levels, consumer demand, net income, net income per share, future cash flows and capital requirements, operational initiatives, pricing actions, tariffs, currency fluctuations, interest rates, and commodity costs, are also forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements.
Potential risks and uncertainties include such factors as the severity and duration of the supply-chain related constraints currently impacting us; our ability to successfully source necessary parts and materials on a timely basis; our ability to manufacture and deliver products to dealers to meet demand; our ability to identify and meet optimal dealer inventory levels; our ability to accurately forecast and sustain consumer demand; our ability to mitigate increasing input costs through pricing or other measures; global pandemics and the resulting impact on our business, supply chain, and the global economy; our ability to successfully implement its manufacturing operations strategy and supply chain initiatives; product offerings, promotional activities and pricing strategies by competitors that make our products less attractive to consumers; our ability to strategically invest in innovation and new products, including as compared to our competitors; economic conditions that impact consumer spending or consumer credit including recessionary conditions and changes in interest rates; disruptions in manufacturing facilities; product recalls and/or warranty expenses; product rework costs; impact of changes in our stock price on incentive compensation plan costs; foreign currency exchange rate fluctuations; environmental and product safety regulatory activity; effects of weather; commodity costs; freight and tariff costs (tariff relief or ability to mitigate tariffs); changes to international trade policies and agreements; uninsured product liability and class action claims, including claims seeking punitive damages, and other litigation expenses incurred due to the nature of our business; uncertainty in the retail and wholesale credit markets; performance of affiliate partners; changes in tax policy; relationships with dealers and suppliers; and the general overall global economic, social and political environment.
The risks and uncertainties discussed in this prospectus, any accompanying prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein are not exclusive and other factors that we may consider immaterial or do not anticipate may emerge as significant risks and uncertainties.
Any forward-looking statements made as of the date of this prospectus, any accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein or otherwise speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. We advise you, however, to consult any disclosures made on related subjects in the section entitled “Risk Factors” in this prospectus, in the section entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, any accompanying prospectus supplement and in other documents that are subsequently incorporated by reference.

INDUSTRY AND MARKET DATA
Certain market and industry data included or incorporated by reference in this prospectus have been obtained from a combination of internal surveys, third-party information and estimates by management. There are limited sources that report on our markets and industries. As such, much of the market and industry data presented in this prospectus is based on internally-generated management estimates, including estimates based on extrapolations from third-party surveys of the industries in which we compete. While we believe internal surveys, third-party information and our estimates are reliable, we have not verified them, nor have they been verified by any independent sources and we have no assurance that the information contained in third-party websites is current, up-to-date, or accurate. While we are not aware of any misstatements regarding the market and industry data presented in this prospectus, whether any such future-looking data will be accurate involves risks and uncertainties and are subject to change based on various factors, including those factors discussed under the caption “Forward-Looking Statements” in this prospectus and in the risk factors contained or incorporated or deemed incorporated by reference herein.
v

THE COMPANY
Polaris Inc. designs, engineers and manufactures powersports vehicles, which include: off-road vehicles (“ORV”), including all-terrain vehicles (“ATV”) and side-by-side vehicles; military and commercial off-road vehicles; snowmobiles; motorcycles; moto-roadsters; quadricycles; boats; and related Parts, Garments and Accessories (“PG&A”), which includes aftermarket accessories and apparel. Our products are sold online and through dealers and distributors principally located in the United States, Canada, Western Europe, Australia, and Mexico.
Polaris Inc., formerly known as Polaris Industries Inc., a Delaware corporation, was formed in 1994 and is the successor to Polaris Industries Partners LP. Our principal executive offices are located at 2100 Highway 55, Medina, Minnesota 55340 and our telephone number is (763) 542-0500. Our common stock trades on the New York Stock Exchange under the symbol “PII.”
1

RISK FACTORS
Investing in the debt securities involves significant risks. Before you invest in the debt securities, in addition to the other information contained in this prospectus and in the applicable prospectus supplement, you should carefully consider the risks and uncertainties identified in Polaris Inc.’s reports filed with the SEC that are incorporated or deemed incorporated by reference into this prospectus and the applicable prospectus supplement. See “Where You Can Find More Information.”
2

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, the net proceeds from the sale of the debt securities to which this prospectus relates will be used for general corporate purposes. Until we apply the proceeds from the sale of the debt securities, we may temporarily invest any proceeds that are not immediately applied to the above purposes in United States government or agency obligations, commercial paper, money market accounts, short-term marketable debt securities, bank deposits or certificates of deposit, repurchase agreements collateralized by United States government or agency obligations or other short-term investments.
3

DESCRIPTION OF DEBT SECURITIES
We have summarized below general terms and conditions of the debt securities covered by this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities and/or whether the terms and conditions of the debt securities of a series will be different in one or more respects from the terms and conditions described below. Accordingly, for a description of the terms of a particular series of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following summary.
We will issue any debt securities offered by this prospectus pursuant to an indenture (the “Indenture”), between us and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), a copy of which is filed as an exhibit to the registration statement and incorporated by reference into this prospectus. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The following section is a summary of certain provisions of the Indenture. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions in the Indenture of certain terms. We encourage you to read the Indenture and our debt securities for provisions that may be important to you.
All capitalized terms included in this summary shall have the same meanings specifically set forth in the Indenture. For purposes of this description, references to the “Company,” “Polaris,” “we,” “our,” and “us” refer only to Polaris Inc. and not its subsidiaries.
The Indenture does not limit the aggregate principal amount of the debt securities or of any particular series of debt securities and provides that debt securities may be issued from time to time in one or more series. The Indenture provides that debt securities will be issued in fully registered form in minimum denominations which may be specified for each particular series, if other than minimum denominations of $2,000 and integral multiples of $1,000 or the equivalent in a foreign currency. Under the Indenture, debt securities will be unsecured and will rank pari passu with our other unsecured and unsubordinated Indebtedness.
Unless otherwise described in the prospectus supplement relating to the debt securities of any particular series, there are no covenants or provisions contained in the Indenture that may afford the holders of our debt securities protection in the event of a highly leveraged transaction involving us. Any such highly leveraged transaction may adversely affect holders of our debt securities.
We will set forth in a prospectus supplement, including any pricing supplement or term sheet, the following terms of the debt securities, among others, if applicable:
•	the title of the debt securities;
•	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be sold;
•	any limit on the aggregate principal amount of such series of debt securities;
•	the date or dates on which the debt securities will mature;
•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates at which the debt securities will bear interest, if any, and the date from which any such interest will accrue;

•	the times at which any such interest will be payable and any regular record dates;
•
the terms and conditions, if any, on which a particular series of debt securities shall be convertible into or exchangeable for, shares of any class or classes of our capital stock or other securities or securities of a third party, including the price or prices or the rate or rates of conversion or exchange;

•	the currency or currencies in which principal of and any interest on the debt security may be payable;
•
if the currency for which debt securities may be purchased, or in which principal of and interest on the debt securities may be payable is at the purchaser’s election, the manner in which such an election may be made;

4

•	the dates, if any, on which, and the price or prices at which, the debt securities may, pursuant to any mandatory or optional sinking fund provisions, be redeemed by us;
•
the date, if any, after which, and the price or prices at which, the debt securities may, pursuant to any optional redemption provisions, be redeemed at our option or that of the holder of our debt security; and

•	any other terms of the debt securities.
Governing Law
The indenture and the debt securities issued thereunder shall be governed by, and construed in accordance with, the laws of the State of New York.
The Trustee
U.S. Bank Trust Company, National Association will serve as trustee under the indenture.
5

PLAN OF DISTRIBUTION
We may sell our debt securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters, including through underwriting syndicates represented by managing underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of debt securities underwritten or purchased by them, the initial public offering price of the debt securities, and the applicable agent’s commission, dealer’s purchase price, underwriter’s discount or other compensation arrangement. Any dealers and agents participating in the distribution of the debt securities may be deemed to be underwriters, and compensation received by them on resale of the debt securities may be deemed to be underwriting discounts.
Any public offering price, dealer purchase price, discount or commission may be changed from time to time.
The debt securities may be distributed from time to time in one or more transactions, at negotiated prices, at fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.
Offers to purchase debt securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the debt securities so offered and sold.
If underwriters are utilized in the sale of any debt securities in respect of which this prospectus is being delivered, such debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of debt securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent and the underwriters will be obligated to purchase all such debt securities if any are purchased.
If a dealer is utilized in the sale of the debt securities in respect of which this prospectus is delivered, we will sell such debt securities to the dealer, as principal. The dealer may then resell such debt securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell debt securities as agent, but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the debt securities so offered and sold.
Offers to purchase debt securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.
If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase debt securities from us or at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.
Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.
Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of debt securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.
6

Each series of debt securities will be a new issue and will have no established trading market. We may elect to list any series of debt securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the debt securities.
Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.
The place and time of delivery for debt securities will be set forth in the applicable prospectus supplement for such debt securities.
7

LEGAL MATTERS
Unless otherwise specified in the prospectus supplement accompanying this prospectus, the validity of the debt securities to be issued by us and certain other legal matters will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Any underwriters, dealers or agents will be advised about the validity of the debt securities and other legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The consolidated financial statements and related financial statement schedule of Polaris Inc. appearing in Polaris Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Polaris Inc.’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and related financial statement schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
8

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth all fees and expenses payable by the registrant expected to be incurred in connection with the issuance and distribution of the debt securities being registered hereby.
SEC registration fee	$ (1)
Legal fees and expenses	(2)
Trustee’s fees and expenses	(2)
Rating agency fees	(2)
Accounting fees and expenses	(2)
Printing expenses	(2)
Miscellaneous	(2)
Total	$ (2)
(1)	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) under the Securities Act, and are not estimable at this time.
(2)
These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers
Limitation on Liability of Directors
Section 145 of Title 8 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation, within certain limitations, to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and reasonably incurred by such person in connection with any suit or proceeding to which such person is a party by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal proceedings, such person must have had no reasonable cause to believe that his or her conduct was unlawful.
In the case of a proceeding by or in the right of the corporation to procure a judgment in its favor (e.g., a stockholder derivative suit), a corporation may indemnify an officer, director, employee or agent if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no person adjudged to be liable to the corporation may be indemnified unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper. A director, officer, employee or agent who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL’s indemnification provisions must be indemnified by the corporation for reasonable expenses incurred therein, including attorneys’ fees.
As permitted by the DGCL, Polaris Inc.’s Certificate of Incorporation includes a provision that eliminates the personal liability of Polaris’ directors and officers for breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it exists or may be amended.
As a result of this provision, Polaris’ ability or that of Polaris’ stockholders to successfully prosecute an action against a director or officer for breach of his or her duty of care is limited. However, this provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his or her duty of care. The SEC has taken the position that this provision will have no effect on claims arising under the federal securities laws.

In addition, the Polaris Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise subject to or involved in any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified by the corporation to the fullest extent permitted or required by the DGCL and any other applicable law (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. In addition, the Polaris Bylaws provide that, if a claim for indemnification or right to advancement of expenses is not paid in full by the corporation within sixty (60) calendar days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) calendar day, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to the fullest extent permitted or required by the DGCL (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader reimbursements of prosecution or defense expenses than such law permitted the corporation to provide prior to such amendment), to be paid also the expense of prosecuting or defending such suit.
Polaris also provides insurance, subject to certain limitations and specified exclusions, against certain liabilities incurred by Polaris’ directors and officers.
The foregoing summaries are subject to the complete text of the DGCL and Polaris Inc.’s Certificate of Incorporation and Bylaws and are qualified in their entirety by reference thereto.
Any underwriting agreements that the registrant may enter into will likely provide for the indemnification of the registrant, its controlling persons, its directors and certain of its officers by the underwriters against certain liabilities, including liabilities under the Securities Act.
Item 16.	Exhibits
The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.
Item 17.	Undertakings
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after the effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)
To file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medina, State of Minnesota, on this 7th day of November, 2023.
POLARIS INC.

By:	/s/ Robert P. Mack
	Name:	Robert P. Mack
	Title:	Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael T. Speetzen and Robert P. Mack, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign, execute and file any amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents required to be filed in connection therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as such person might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or any substitute or substitutes therefor may lawfully do or cause to be done. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 7th day of November, 2023.
/s/ Michael T. Speetzen	/s/ Robert P. Mack
Michael T. Speetzen Chief Executive Officer and Director (Principal Executive Officer)	Robert P. Mack Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ John P. Wiehoff	/s/ George W. Bilicic
John P. Wiehoff Chair of the Board (Director)	George W. Bilicic (Director)

/s/ Kevin M. Farr	/s/ Gary E. Hendrickson
Kevin M. Farr (Director)	Gary E. Hendrickson (Director)

/s/ Gwenne A. Henricks	/s/ Darryl R. Jackson
Gwenne A. Henricks (Director)	Darryl R. Jackson (Director)

/s/ Bernd F. Kessler	/s/ Lawrence D. Kingsley
Bernd F. Kessler (Director)	Lawrence D. Kingsley (Director)

/s/ Gwynne E. Shotwell
Gwynne E. Shotwell (Director)

INDEX TO EXHIBITS
Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement relating to the debt securities

4.1	Form of Indenture.

4.2	Form of Debt Security (included in Exhibit 4.1).

5.1	Opinion of Davis Polk & Wardwell LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

24.1	Power of Attorney of certain officers and directors of Polaris Inc. (included on the signature page of this registration statement).

25.1	Form of T-1 Statement of Eligibility of Trustee.

107	Filing Fee Table.
*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of debt securities.